Exhibit 10.4

NON-UNITED STATES PERSON AND
UNITED STATES PERSON
LOAN AGREEMENT

LOAN AGREEMENT dated as of the 16th day of May 2011, between Networking Partners Inc a Nevada corporation, with principal executive offices located at 857 Sarno Road, Melbourne, Florida, 32935  (the "Company"), and the Hatton Wireless Limited a company registered in England (United Kingdom) with number 6730293 ("Lender").

W I T N E S S E T H

WHEREAS, Company wishes to borrow, and the Lender agrees to lend money to Company, upon the terms and subject to the conditions of this Agreement,

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

I.  LOAN OF UP TO $200,000

A. Transaction.  Lender hereby agrees to loan to the Company, and the Company has offered and hereby agrees to accept a loan of up to $200,000 (“Loan”).  The amount to be loaned will be determined by Lender.  The Loan shall bear interest at the rate of 10% per annum (calculated from the date of advance to the date of repayment and compounded quarterly). The loan shall be repayable on or before November 15, 2011.  If there is a default in repayment, the interest rate shall increase from 10% to 25% from the date of default.  Lender confirms it is not a US Citizen or Resident, or in the event a U.S. Citizen or Resident, in a transaction exempt from the registration and prospectus delivery requirements pursuant to Section 4(2) of the Securities Act or Regulation D, Rule 506 of the Securities Act, as amended (the "Securities Act").

B. Loan.  Lender shall procure the giving of irrevocable instructions to pay the Loan to an account maintained for the benefit of the Company (if Lender controls said account, repayment if demanded by Lender shall be deemed made from that account prior to any other account).

II. LENDER'S REPRESENTATIONS, WARRANTIES; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

Lender represents and warrants to and covenants and agrees with the Company as follows:

A. It understands and acknowledges that this Loan instrument has not been registered under the United States Securities Act or any other applicable securities law.

B. The Lender is not a United States person ("foreign purchaser"), which term includes dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust) and is making the Loan in an "offshore transaction" the Lender and the Company are not subject to US Security laws, but may be regulated by another country’s securities laws.

C. This Loan agreement has been duly and validly authorized, executed and delivered by Lender and is a valid and binding agreement of Lender enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors, rights and remedies generally.

III. COMPANY'S REPRESENTATIONS

A. Representations

The Company represents and warrants to Lender that:

1.           The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, unincorporated business organization, association, trust or other business entity, which has not previously been disclosed to the Lender, or to the general public.  No person (other than Lender, which is a corporation) shall have any liability or obligation under this agreement.  Company waives all rights and entitlements arising under this agreement that it may but for this provision have against any person other than Lender.  A third party may rely on this section A1.

B. Organization; Reporting Company Status.

The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada, USA and will soon be a “reporting company” as defined in the Securities Act of 1934.

C. Authority; Validity and Enforceability.  The Company has the requisite corporate power and authority to file and perform its obligations under terms and conditions of this agreement, and to perform all of its obligations hereunder and thereunder.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation issuance of this agreement and the issuance and reservation for issuance of the Conversion Shares), has been duly authorized by all necessary corporate action on the part of the Company.  This Loan agreement has been duly validly executed and delivered by the Company and each instrument constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors, rights and remedies generally

D. Non-contravention. The execution and delivery by the Company of this Loan agreement and the consummation by the Company of the transactions contemplated hereby, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under (i) the articles of incorporation or by-laws of the Company or its subsidiaries or (ii) any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or its subsidiaries is a party or by which its properties or assets are bound, or any law, rule, regulation, decree, judgment or order of any court or public or governmental authority having jurisdiction over the Company or its subsidiaries or any of the Company's or its subsidiaries' properties or assets, except as to (ii) above such conflict, breach or default which would not have a Material Adverse Effect (construed in accordance with generally accepted interpretation provisions).

E. Approvals.  No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of this Loan agreement, except such authorizations, approvals and consents that have been obtained by the Company prior to the date hereof.

F. Absence of Certain Changes.  Since the last Balance Sheet Date, there has not occurred any change, event or development in the business, financial condition, prospects or results of operations of the Company, and there has not existed any condition having or reasonably likely to have, a Material Adverse Effect.

G. Full Disclosure.  There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in writing to the Lender that (i) reasonably could be expected to have a Material Adverse Effect or (ii) reasonably could be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

H. Absence of Litigation.  There is no action, suit, claim, proceeding, inquiry or investigation pending or, to the Company's knowledge, threatened by or before any court or public or governmental authority which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect.

I. Absence of Events of Default.  No "Event of Default" (as defined in any agreement or instrument to which the Company or any of its subsidiaries is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing, which could have a Material Adverse Effect.

J. Financial Statements; No Undisclosed Liabilities.  The Company has delivered to Lender true and complete copies of its most recent balance sheet and the related statements of operations and cash flows for the period ending April 2011, including the related notes and scheduled thereto (collectively, the "Financial Statements"), and all management letters, if any, from the Company's independent auditors relating to the dates and periods covered by the Financial Statements.  Neither the Company nor any of its subsidiaries has any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the Balance Sheet or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or was not incurred in the ordinary course of business consistent with the Company's past practices since the Balance Sheet Date.

K. Compliance with Laws; Permits. The Company is in compliance with all laws, rules, regulations, codes, ordinances and statutes (collectively "Laws") applicable to it or to the conduct of its business, except for such non-compliance which would not have a Material Adverse Effect.  The Company possesses all permits, approvals, authorizations, licenses, certificates and consents from all public and governmental authorities which are necessary to conduct its business, except for those the absence of which would not have a Material Adverse Effect.

L. Related Party Transactions.  Neither the Company nor any of its officers, directors or "Affiliates" (as such term is defined in Rule 12b-2 under the Exchange Act) has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company.  Neither the Company nor any of its officers, directors or Affiliates (i) owns any direct or indirect interest constituting more than a one percent equity (or similar profit participation) interest in, or controls or is a director, officer, partner, member or employee of, or consultant to or lender to or borrower from, or has the right to participate in the profits of, any person or entity which is (x) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any of its subsidiaries, (y) engaged in a business related to the business of the Company or any of its subsidiaries, or (z) a participant in any transaction to which the Company is a party (other than in the ordinary course of the Company's business); or (ii) is a party to any contract, agreement, commitment or other arrangement with the Company.

M. Tax Matters.

1. The Company has filed all Tax Returns which it is required to file Under Applicable Laws, except for such Tax Returns in respect of which the failure to so file does not and could not have a Material Adverse Effect; all such Tax Returns are true and accurate in all material respects and have been prepared in compliance with all applicable Laws; the Company has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since the Balance Sheet Date, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

2. No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that such corporation is or may be subject to taxation by that jurisdiction.  There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority.  There are no material unresolved questions or claims concerning the Company's Tax liability.  The Company (A) has not executed or entered into a closing agreement pursuant to § 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (B) has not agreed to or is required to make any adjustments, pursuant to § 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company.  The Company has not been a United States real property holding corporation within the meaning of § 897(c)(2) of the Internal Revenue Code during the applicable period specified in § 897(c)(1)(A)(ii) of the Internal Revenue Code.

3. The Company has not made an election under § 341(f) of the Internal Revenue Code.  The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas.  Reg. § 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise.  The Company is not a party to any tax sharing agreement.  The Company has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under § 280G of the Internal Revenue Code.

For purposes of this Section III.R.:

"IRS" means the United States Internal Revenue Service.

"Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

"Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

N. Property. The Company and/or its subsidiaries has good and marketable title to all personal property owned by it, (excluding property subject to present security agreements or financing statements) free and clear of all liens, encumbrances and defects hereto or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

O. Intellectual Property. The Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know how (including trade secret and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted.  No claims have been asserted by any person to the ownership or use of any intangibles and the Company has no knowledge of any basis for such claim.

P. Internal Controls and Procedures.  The Company maintains accurate books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company is a party or by which its properties are bound are executed with management's authorization; (ii) the reported accountability of the Company's assets is compared with existing assets at regular intervals; (iii) access to the Company's assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

Q. Payments and Contributions. Neither the Company nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

R. No Misrepresentation.  No representation or warranty of the Company contained in this Agreement, any schedule, annex or exhibit hereto or any agreement, instrument or certificate furnished by the Company to Lender pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.  Company accepts that certification by Lender that the Loan is available in a specified account shall be conclusive evidence of the matter so certified.

IV. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

Use of Proceeds.  The Company shall use the proceeds from the sale of the Securities (excluding amounts paid by the Company for legal fees and finder's fees in connection with such sale) solely for general corporate and working capital purposes described in its business plan as disclosed to the Lender.

V. SURVIVAL; INDEMNIFICATION.

A. The representations, warranties and covenants made by each of the Company and Lender in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby.  In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

B. The Company hereby agrees to indemnify and hold harmless the Lender, its Affiliates and their respective officers, directors, partners and members (collectively, the "Lender Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Lender Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by the Lender Indemnitees and to the extent arising out of or in connection with;

1. any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

2. any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement.

C. Lender hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

1. any misrepresentation, omission of fact, or breach of any of Lender's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by Lender pursuant to this Agreement; or

2. any failure by Lender to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by Lender pursuant to this Agreement.

D. Promptly after receipt by either party hereto seeking indemnification pursuant to his Section XI (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section XI is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure.  In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof.  Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim.  If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party.  Except as provided above, the indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel).  The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party.  If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association.  Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

VI. GOVERNING LAW:  MISCELLANEOUS.

This Agreement shall be governed by and interpreted in accordance with the laws of Nevada, United States of America, without regard to the conflicts of law principles of such state.  Each of the parties consents to the jurisdiction of the courts of Nevada in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non convenience, to the bringing of any such proceeding in such jurisdictions.  A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this  Agreement.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.  This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

VII. NOTICES. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service (or given by email, the burden of proof being on the sender), and shall be deemed given when so delivered personally, by email) or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

(1)	if to the Company, to:

Networking Partners Inc
857 Sarno Road,
Melbourne,
Florida, 32935

(2)	if to the Lender, to:

Hatton Wireless Limited
Turkey Farm House
Hatton
Warwickshire
CV35 7PE
England
UNITED KINGDOM

The Company or the Lender may change the foregoing address by notice given pursuant to this Section XIII.

VIII. CONFIDENTIALITY.  Each of the Company and Lender agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement).

IX. ASSIGNMENT.  This Agreement shall not be assignable by either of the parties hereto prior to the Closing Date without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void; provided, however, that Lender may assign its rights and obligations hereunder, in whole or in part, to any affiliate of Lender who furnishes to the Company the representations and warranties set forth in Section II hereof and otherwise agrees to be bound by the terms of this Agreement. Neither this Agreement nor any note issued hereunder may be assigned, transferred or hypothecated by the Lender without compliance with the securities laws of the United States in either an effective registration statement with the U.S. Securities and Exchange Commission or pursuant to an exemption from the registration requirements of the Securities Act of 1933.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.

Networking Partners Inc.

Signed  /s/ Pino G. Baldassarre
Print Name:  Pino G. Baldassarre
Title:  President and CEO

Lender

Hatton Wireless Limited

Signed  /s/ Quentin Solt
Print Name: Quentin Solt